Exhibit 10.1

AMENDMENT NO. 15 TO CREDIT AGREEMENT

This AMENDMENT NO. 15 TO CREDIT AGREEMENT (this “Agreement”) is made and entered into as of March 8, 2022 between FLEXSHOPPER 2, LLC (the “Company”), WE 2014-1, LLC (the “Administrative Agent” and “WE 2014-1”) and WE 2022-1, LLC (“Additional Lender” and, together with WE 2014-1, the “Lenders”).

BACKGROUND

WHEREAS, the Company, the Administrative Agent, Wells Fargo Bank, National Association, as paying agent (the “Paying Agent”) and various lenders from time to time party thereto are party to a certain Credit Agreement, dated March 6, 2015 (as amended, supplemented and otherwise modified as of the date hereof, the “Credit Agreement”);

WHEREAS, the parties to the Credit Agreement desire to amend the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

1.	Defined Terms. Capitalized definitional terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

2.	Amendment to the Credit Agreement. Effective as of the date first written above, upon the satisfaction of the conditions set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

a.	The table in Appendix A to the Credit Agreement is hereby deleted and replaced with the following:

Lender	Commitment
WE 2014-1, LLC	$57,500,000
WE 2022-1, LLC	$25,000,000
Total:	$82,500,000

3.	Lender Joinder.

a.	Effective as of the date of this Agreement, Additional Lender agrees to become a Lender and to be bound by the terms of the Credit Agreement as a Lender pursuant to the terms thereof.

b.	Additional Lender, upon execution and delivery of the Agreement, represents and warrants as of the date hereof that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or

Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of Section 9.5 of the Credit Agreement, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control); (iv) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a), (b) and (c) of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (v) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and this Agreement are required to be performed by it as a Lender; (vii) specifies as its address for notices the office set forth in paragraph (c) below; (viii) represents that this Agreement has been duly authorized, executed and delivered by Additional Lender pursuant to its powers and constitutes the legal, valid and binding obligation of Additional Lender; and (ix) appoints and authorizes the Paying Agent and the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Paying Agent and the Administrative Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto.

c.	Additional Lender’s address for notices, and Appendix A to the Credit Agreement shall be amended to reflect:

1251 Avenue of the Americas
50th Floor
New York, NY 10020

d.	Notwithstanding Section 2.2 of the Credit Agreement, if a Lender does not have availability under its Commitment to make any part of a Loan required to be made by the Lenders pursuant to Section 2.1 of the Credit Agreement, then each other Lender shall make such Loan (on a pro rata basis based upon available Commitments) up to the amount of its available Commitment.

4.	Effectiveness. This Agreement shall become effective as of the date first written above upon (i) delivery to the Administrative Agent of counterparts of this Agreement duly executed by each of the parties hereto, and (ii) receipt by Additional Lender on the date hereof of a fully earned and nonrefundable commitment fee in an amount equal to $81,498.27, in immediately available funds.

5.	Binding Effect; Ratification.

a.	The Credit Agreement, as amended hereby, remains in full force and effect. Any reference to the Credit Agreement from and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, unless otherwise expressly stated.

b.	Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect and each is hereby ratified and confirmed by the parties hereto.

c.	The Company represents and warrants to each Lender that (a) each and every of its representations and warranties contained in Section 4 of the Credit Agreement, as amended hereby, are true and correct as of the date hereof and (b) no Event of Default or Default has occurred and is continuing and, immediately after the execution and delivery of this Amendment, no Event of Default or Default shall have occurred or be continuing.

d.	Notwithstanding anything to the contrary herein or in the Credit Document, by signing this Agreement, neither the Lenders nor the Administrative Agent is waiving or consenting, nor has either of them agreed to waive or consent to in the future, the breach of (or any rights and remedies related to the breach of) any provisions of any of the Credit Documents.

e.	The Company agrees to promptly reimburse the Administrative Agent for all of the reasonable out-of-pocket expenses, including, without limitation, reasonable legal fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement and all other instruments, documents and agreements executed and delivered in connection with this Agreement.

6.	Miscellaneous.

a.	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF NEW YORK GENERAL OBLIGATIONS LAW).

b.	The captions and headings used herein are for convenience of reference only and shall not affect the interpretation hereof.

c.	This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

d.	Executed counterparts of this Agreement may be delivered electronically.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ADMINISTRATIVE AGENT and LENDER:

WE 2014-1, LLC

By:	Waterfall Asset Management, LLC, as Manager

By:	/s/ Kenneth Nick
Name:	Kenneth Nick
Title:	Authorized Person

LENDER:

WE 2022-1, LLC

By:	Waterfall Asset Management, LLC, as Manager

By:	/s/ Kenneth Nick
Name:	Kenneth Nick
Title:	Authorized Person

COMPANY;
FlexShopper 2, LLC

By:
Name:	Russ Heiser
Title:	CFO

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